NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182021
Columbus, OH 43218-2021
1-877-877-2716

Select Retirement
Application for
Individual Single Premium Immediate Fixed Income Annuity

1. Account Information - Accumulation Phase

1a. Select UMA Account Number

☐ (This is the account where the assets to be insured are held.)

1b. Account Registration Type *Must specify by checking a box.*

☐ Non-Qualified ☐ SEP IRA ☐ IRA
☐ SIMPLE IRA ☐ Roth IRA

2. Parties to the Contract *Please print.*

2a. Contract Owner *(Contract Owner must be between the age of 45 and 75.)*

First Name: MI: Last Name:
Trust Name (if applicable):
Trustee Name(s) (if applicable):
Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID:
Street:
City: State: ZIP:

2b. Joint Contract Owner *(Joint Owner must be between the age of 45 and 75.) Limited to spouses except in HI and VT.*

First Name: MI: Last Name:
Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: - -
Address: ☐ Same address as owner Street:
City: State: ZIP:

2c. Annuitant *Same as owner unless owned by a Custodian or a Trust. Complete only if different than Contract Owner. (Annuitant must be between the age of 45 and 75.)*

First Name: MI: Last Name:
Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: - -
Address: ☐ Same address as owner Street:
City: State: ZIP:

3. Contract Options

3a. Spousal Continuation Option

STOP *Please select one Option. If an Option is not elected, Nationwide will default to NOT electing this Option. If this Option is elected, please provide your spouse's information.*

☐ I elect this Option

By electing the Spousal Continuation Benefit, you are accepting additional charges and naming your spouse as a Joint Determining Life. (Younger Spouse must be 81 or younger. Older Spouse must be younger than 84.)
Please note that the ability to begin Guaranteed Lifetime Withdrawals is based on the age of the younger spouse.

☐ I DO NOT elect this Option *(This option can NOT be added at a later date.)*

3b. Spousal Information/Co-Annuitant

(Younger Spouse must be 81 or younger. Older Spouse must be younger than 84.) With Spousal Continuation, both spouses will be primary beneficiaries.

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ - ___ - ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

4. State Disclosures

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents Only: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If extenuating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Notice to MA Residents Only: You must complete the application approved for use in Massachusetts and you must be issued a Massachusetts approved contract.

5. Contract Owner Signatures and Authorizations

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☐ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

☐ Yes ☐ No **Are you a U.S. Citizen? If No, Country of Citizenship** ____________

I understand the purpose and intent of this Contract is to offer benefits to individuals. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $2 million in premium without permission from Nationwide. I hereby acknowledge that I do not represent a corporate entity or institutional investor. I hereby acknowledge that I am purchasing this contract for myself and that I do not intend to immediately assign any benefits under this contact to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this individual single premium immediate fixed income Contract.

I have been advised to consult with a tax professional concerning the taxation of any annuity payments that I may receive under the contract.

I understand that Nationwide may suspend or terminate any benefits under the Supplemental Option if I do not keep the assets in my Account invested in an Eligible Portfolio.

I understand that I must execute an agreement with Citigroup Global Markets to provide the deduction and remittance of the Fee.

NOTICE TO FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner/ Trustee(s) Must Sign Here:** X ____________

Joint Contract Owner Signature (if any): X ____________

State In Which Application Was Signed: ____________ Date: ____________

Contract Owner's Daytime Phone Number: (   ) ____________

Contract Owner's E-mail Address: ____________

6. Registered Representative* Information

6a. Primary Registered Representative* Information *(Please print.)*

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( )

E-mail:

Broker/Dealer Name:

SSN #: - - (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

Florida License Identification #: (Florida Agents only):

** Registered Representatives are Insurance Agents.*

6b. Additional Registered Representative* Information *(Please print.)*

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( )

E-mail:

Broker/Dealer Name:

SSN #: - - (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

Florida License Identification #: (Florida Agents only):

** Registered Representatives are Insurance Agents.*